SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                        [ X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuantss.240.14a-11(c) orss.240.14a-12

                                  Turner Funds
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

                  Payment of Filing Fee (Check the Appropriate box):

                  [X] No fee required.
                  [ ] Fee computed on table below per Exchange Act Rules
                      14a-6(i)(1) and 0-11.

                           1) Title of each class of securities to which transaction applies:
                                    -------------------------------------------

                           2) Aggregate number of securities to which transaction applies:
                                    -------------------------------------------

                           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
                                    -------------------------------------------

                           4)       Proposed maximum aggregate value of
                                    transaction:
                                    -------------------------------------------

                           5)       Total fee paid:
                                    -------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]     Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:_____________________________________
         2)       Form, Schedule or Registration Statement No.: ______________
         3)       Filing Party:_______________________________________________
         4)       Date Filed: ________________________________________________

                                  TURNER FUNDS
                             TURNER HIGH YIELD FUND

Dear Shareholder,

A Special Meeting of Shareholders of the Turner High Yield Fund (formerly, the Penn Capital Strategic High Yield Bond Fund) (the "Fund") of Turner Funds (the "Trust") has been scheduled for July 31, 2002. If you are a shareholder of record as of the close of business on June 17, 2002, you are entitled to vote at the meeting and any adjournment of the meeting.

While you are, of course, welcome to join us at the meeting, most shareholders cast their votes by filling out and signing the enclosed proxy card. Whether or not you plan to attend the meeting, we need your vote. Please mark, sign, and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope so that the maximum number of shares may be voted. You may also vote over the internet or by telephone by following the enclosed instructions to utilize those methods of voting.

The attached proxy statement is designed to give you information relating to the proposal on which you are asked to vote. The proposal described in the proxy statement relates to approving the selection of Turner Investment Partners, Inc. ("Turner") as investment adviser for the Fund and approval of an investment advisory agreement between the Trust, on the Fund's behalf, and Turner. We encourage you to support the Trustees' recommendation.

Your vote is important to us. Please do not hesitate to call 1-800-224-6312 if you have any questions about the proposal under consideration. Thank you for taking the time to consider this important proposal and for your investment in the Fund.

                                        Sincerely,


                                        [SIGNATURE]

                                        Stephen J. Kneeley
                                        President
                                        Turner Funds

                                IMPORTANT NOTICE

We recommend that you read the entire proxy statement. For your convenience, we have provided a brief overview of the proposals.

                              QUESTIONS AND ANSWERS

Q. WHY AM I RECEIVING THIS PROXY STATEMENT?

A. The Board of Trustees is seeking the approval of Turner Investment Partners, Inc. ("Turner") as the new investment adviser for the Fund and the approval of the advisory agreement between the Trust, on the Fund's behalf, and Turner.

Q. WHY AM I BEING ASKED TO VOTE ON THE APPROVAL OF TURNER AS INVESTMENT ADVISER UNDER A NEW INVESTMENT ADVISORY AGREEMENT?

A. The Investment Company Act of 1940, as amended, which regulates investment companies such as the Fund, generally requires shareholder approval of new investment advisory agreements. On April 30, 2002, the investment advisory agreement with the Fund's former investment adviser expired. The Board of Trustees appointed Turner to serve as temporary adviser pursuant to an interim advisory agreement. At the last regular meeting, the Board of Trustees unanimously agreed to appoint Turner to serve as the Fund's adviser pursuant to a new advisory agreement and to submit this appointment to shareholders for approval.

Q. HOW WILL THIS AFFECT MY ACCOUNT?

A. As the Fund's new investment adviser, Turner will manage the Fund's assets in accordance with the Fund's investment objective and fundamental investment policies, as disclosed in its prospectus as filed with the Securities and Exchange Commission, and as amended from time to time. Turner will employ different investment strategies in managing the Fund's assets than those used by the Fund's former investment adviser. The terms of the proposed investment advisory agreement with Turner are substantially similar to the terms of the Fund's investment advisory agreement with its former investment adviser, except for the dates of execution and name of the investment adviser.

Q. WILL MY VOTE MAKE A DIFFERENCE?

A. Yes. Your vote is needed to ensure that the proposal can be acted upon. We encourage all shareholders to participate in the governance of their Fund. Additionally, your immediate response on the enclosed proxy card will help save the costs of any further solicitations.

Q. HOW DO THE TRUSTEES SUGGEST THAT I VOTE?

A. After careful consideration, the Trustees of your Fund, including the independent Trustees who comprise a majority of the Fund's Board of Trustees, unanimously recommend that you vote "FOR" the proposal.

Q. WHOM DO I CALL IF I HAVE QUESTIONS?

A. We will be happy to answer your questions about this proxy solicitation. Please call us at 1-800-224-6312 between 8:30 a.m. and 8:00 p.m., Eastern Time, Monday through Friday.

Q. HOW DO I VOTE?

A. You may use the enclosed postage-paid envelope to mail your proxy card. You may also vote over the internet or by telephone. Please follow the instructions on the enclosed proxy card to utilize these methods of voting.

                             TURNER HIGH YIELD FUND

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  July 31, 2002

      Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Turner High Yield Fund (formerly, the Penn Capital Strategic High Yield Bond Fund) (the "Fund") of Turner Funds (the "Trust") will be held at the offices of Turner Investment Partners, Inc. ("Turner") at 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312 on Wednesday, July 31, 2002, at 2 p.m. Eastern Time.

      At the Meeting, shareholders will be asked to consider and act on the following proposal:

      1. To approve Turner as the Fund's investment adviser, and to approve an investment advisory agreement between the Trust, on the Fund's behalf, and Turner.

      2.    Any other business properly brought before the Meeting.

      All shareholders are cordially invited to attend the Meeting. However, if you are unable to attend the Meeting, please mark, sign and date the enclosed Proxy Card and return it promptly in the enclosed, postage-paid envelope so that the Meeting may be held and a maximum number of shares may be voted.

      Shareholders of record at the close of business on June 17, 2002 are entitled to notice of and to vote at the Meeting or any adjournments of the Meeting.

                                        By Order of the Board of Trustees


                                        [SIGNATURE]

                                        John H. Grady, Jr.,
                                        Secretary

June 20, 2002

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE ALONG WITH INSTRUCTIONS ON HOW TO VOTE OVER THE INTERNET OR BY TELEPHONE SHOULD YOU PREFER TO VOTE BY ONE OF THOSE METHODS.

                                 PROXY STATEMENT

      THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF TRUSTEES OF TURNER FUNDS (THE "TRUST") FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD WEDNESDAY, JULY 31, 2002 AT 2 P.M. EASTERN TIME AT THE OFFICES OF TURNER INVESTMENT PARTNERS, INC. ("TURNER") AT 1235 WESTLAKES DRIVE, SUITE 350, BERWYN, PENNSYLVANIA 19312, AND AT ANY ADJOURNED SESSION THEREOF (THE SPECIAL MEETING AND ANY ADJOURNMENTS OF THE SPECIAL MEETING ARE REFERRED TO IN THIS PROXY STATEMENT AS THE "MEETING"). Shareholders of the Turner High Yield Fund (formerly, the Penn Capital Strategic High Yield Bond Fund) (the "Fund") of record at the close of business on June 17, 2002 ("Shareholders") are entitled to vote at the Meeting. As of June 17, 2002, the Fund had [_______] units of beneficial interest ("shares") issued and outstanding.

      Each share is entitled to one vote and each fractional share is entitled to a proportionate fractional vote on each matter as to which such shares are to be voted at the Meeting. Approval of the Proposal requires the affirmative vote of a majority of the outstanding securities of the Fund entitled to vote as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      In addition to the solicitation of proxies by mail, Trustees and officers of the Trust and officers and employees of Turner may solicit proxies in person or by telephone. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses incurred in sending soliciting materials to their principals. The Fund will bear the cost of the Meeting and proxy materials. The proxy card and this proxy statement are being mailed to Shareholders on or about June 20, 2002.

      Shares represented by duly executed proxies will be voted in accordance with the instructions given. Proxies may be revoked at any time before they are exercised by a written revocation received by the President of the Trust at 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312, by properly executing a later-dated proxy, or by attending the Meeting and voting in person.

                                  INTRODUCTION

      The Trust is organized as a Massachusetts business trust and is not required to hold annual meetings of Shareholders. The Meeting is being called in order to permit Shareholders to consider and vote on the proposal described below. Specifically, Shareholders are being asked to approve Turner as the Fund's investment adviser, and to approve an investment advisory agreement between the Trust, on the Fund's behalf, and Turner.

                                   PROPOSAL I
          APPROVAL OF TURNER AS THE FUND'S INVESTMENT ADVISER AND A NEW
                   INVESTMENT ADVISORY AGREEMENT FOR THE FUND

      The Board of Trustees recommends that Shareholders approve Turner as the Fund's new investment adviser, and approve the proposed investment advisory agreement (the "New Advisory Agreement") between the Trust and Turner relating to the Fund. A copy of the Investment Advisory Agreement is attached as Exhibit A to this proxy statement. The description of the Investment Advisory Agreement in this proxy statement is qualified in its entirety by reference to Exhibit A. Turner currently serves as interim adviser to the Fund. Turner also currently serves as investment adviser to nineteen other funds in the Trust pursuant to an investment advisory agreement dated April 28, 1996, between the Trust, on those funds' behalf, and Turner.

      TERMINATION OF THE INVESTMENT ADVISORY AGREEMENT WITH THE FORMER ADVISER. Penn Capital Management Company, Inc. ("Penn Capital") served as the Fund's former investment adviser pursuant to an investment advisory agreement dated August 14, 1997 (the "Previous Agreement"). The Fund's sole initial shareholder approved the Previous Agreement at the Fund's inception for the purpose of compying with applicable 1940 Act requirements. During the course of this year, the Board of Trustees only approved a temporary extension of the term for the Previous Agreement to April 30, 2002, while considering alternatives that would benefit the Fund and its shareholders, including reorganizing the Fund into a new trust. The Board determined not to renew the Previous Agreement when its term expired on April 30, 2002.

      APPOINTMENT OF TURNER AS INTERIM INVESTMENT ADVISER. At a special meeting of the Board of Trustees held on April 30, 2002, the Trustees of the Trust, including all of the Trustees who are not "interested persons" of the Trust as defined by Section 2(a)(19) of the 1940 Act ("Independent Trustees"), appointed Turner to serve as the Fund's interim investment adviser. In accordance with 1940 Act Rule 15a-4, Turner is serving as the Fund's interim investment adviser pursuant to an Interim Advisory Agreement with a maximum term of 150 days.

      SELECTION OF TURNER AS THE FUND'S NEW INVESTMENT ADVISER. At a meeting of the Board of Trustees held on May 9, 2002, the Trustees of the Trust, including all of the Independent Trustees, selected Turner as the Fund's new investment adviser and approved the New Advisory Agreement, subject to shareholder approval. The New Advisory Agreement and the Previous

Advisory Agreement are substantially the same, other than the name of the adviser and the dates of execution and expiration.

      TERMS OF THE NEW ADVISORY AGREEMENT.

      COMPENSATION. Under the Previous Advisory Agreement, the Fund paid an annual advisory fee of 0.55% of the Fund's average daily net assets. Under the New Advisory Agreement, the Fund would pay the same advisory fees. However, the Fund's former adviser had CONTRACTUALLY agreed to waive its advisory fees or reimburse Fund expenses to keep the Fund's total operating expenses from exceeding 0.68% with respect to Class I Shares through January 31, 2003. If Shareholders approve Turner as the Fund's new investment adviser, Turner plans to VOLUNTARILY agree to waive its advisory fees or reimburse Fund expenses to keep the Fund's total operating expenses from exceeding 0.85% through August 5, 2003. Turner could discontinue this arrangement at any time, but has no present intention to do so.

      For the fiscal year ended September 30, 2001, the Fund paid advisory fees of $99,514, but the former adviser waived advisory fees and reimbursed Fund expenses totaling $127,621 as part of an advisory fee waiver agreement. If the proposed advisory fee (and the related waiver arrangements discussed above and service provider arrangements discussed below) had been in place for the same period, the Fund would have paid advisory fees of $99,620 (net of $57,961 in fees waived and $0 in expenses reimbursed)

      DUTIES UNDER THE NEW ADVISORY AGREEMENT. Under the New Advisory Agreement, Turner will make the investment decisions for the assets of the Fund and continuously review, supervise, and administer the Fund's investment program with respect to these assets. Turner will discharge these responsibilities subject to the supervision of the Trustees of the Trust and in a manner consistent with the Fund's investment objective, policies and limitations. The New Advisory Agreement provides that Turner will not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties thereunder, except a loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard by Turner of its obligations or duties thereunder.

      DURATION AND TERMINATION. Unless terminated earlier, the New Advisory Agreement will continue in effect with respect to the Fund until two years from date of execution, and thereafter, for periods of one year for so long as such continuance is specifically approved with respect to the Fund at least annually:
(a) by the vote of a majority of those Trustees of the Trust who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (b) by the Trustees of the Trust or by vote of a majority of the Fund's outstanding voting securities.

      The New Advisory Agreement will terminate automatically in the event of its assignment. The Trustees of the Trust or a vote of a majority of the Fund's outstanding shares also may terminate the Agreement, with at least 30 days' (but no more than 60 days') written notice to Turner. In addition, Turner may terminate the Agreement with at least 90 days' written notice to the Trust.

      DESCRIPTION OF THE INVESTMENT ADVISER. Turner is a professional investment management firm founded in March 1990. Robert E. Turner is the Chairman and controlling shareholder of Turner. As of March 31, 2002, Turner had discretionary management authority with respect to approximately $9 billion of assets. Turner has provided investment advisory services to investment companies since 1992.

      Paul Matlack, CFA, Senior Portfolio Manager at Turner, is expected to serve as the lead manager for the committee managing the Fund's assets. Mr. Matlack joined Turner in 2002. Previously, he was Vice President, Senior Portfolio Manager, and co-head of the High Yield Group with Delaware Investment Advisors. He has 17 years of investment experience.

      Listed below are the names and principal occupations of each of the directors and the principal executive officers of Turner. The principal business address of each director and the principal executive officer, as it relates to their duties at Turner, is 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312.

NAME                    TITLE
----                    -----
Robert E. Turner*       Chairman, Chief Investment Officer - Equities, and
                          Co-Chief Executive Officer
Stephen J. Kneeley*     President and Co-Chief Executive Officer
John H. Grady, Jr.*     Chief Operating Officer and General Counsel
Thomas R. Trala         Chief Financial Officer, Treasurer
Mark D. Turner          Vice Chairman, Senior Portfolio Manager
Roger Early             Chief Investment Officer - Fixed Income

      *     THIS PERSON ALSO IS A TRUSTEE OR TRUST OFFICER.

      TRUSTEES' CONSIDERATIONS IN APPOINTING TURNER AS THE FUND'S NEW ADVISER. At a meeting held on May 9, 2002, the Board of Trustees reviewed Turner's qualifications to serve as the Fund's investment adviser, placing particular emphasis on its performance as investment adviser for other funds of the Trust and its investment personnel with experience in the high yield arena. In recommending that shareholders approve the New Advisory Agreement, the Trustees carefully evaluated the experience of Turner's key personnel and the quality of services Turner is expected to provide to the Fund, including, but not limited to: (a) the nature and quality of the services expected to be rendered to the Fund by Turner; (b) the level of the proposed advisory fees, including Turner's voluntary waivers; (c) the Fund's investment objective and policies; (d) the history, reputation, qualification and background of Turner, as well as the qualifications of its personnel and its financial condition; (e) its overall performance record; and (f) other factors deemed relevant. In this regard, the Trustees noted the fact that Turner has been in operation since 1990 and has extensive experience managing investment company assets.

      The Trustees also considered that Penn Capital had agreed to assist Turner with the transition of investment advisory services, in return for which Turner would pay Penn Capital a portion of the Fund's advisory fee, tied to the assets of the Fund for a five year period beginning on May 1, 2002. The fee payable will vary depending on the total assets that remain in the Fund.

      If Shareholders do not approve the selection of Turner as investment adviser and the New Advisory Agreement, the Trustees will consider an alternate course of action for the Fund, which may include termination of the Fund.

      DESCRIPTION OF THE FUND. The Fund seeks to generate high current income and capital appreciation. It invests primarily (and, under normal conditions, at least 80% of its total assets), in fixed income securities rated below investment grade ("junk" bonds). The Fund may invest in preferred stocks, convertible securities, zero coupon obligations, payment-in-kind bonds, and variable rate securities.

      TURNER'S APPROACH IN MANAGING THE FUND'S ASSETS. Turner will continue to manage the Fund to achieve its investment objective, which is current yield and capital appreciation (also known as "total return"), and will follow the Fund's fundamental investment policies. However, Turner intends to employ different strategies than Penn Capital used in managing the Fund to achieve its investment objective.

      Turner intends to invest substantially all of the Fund's assets into a diversified portfolio of approximately 70-85 bonds rated "B" or "BB" by Standard and Poor's Corporation ("S&P), or "Ba" or "B" by Moody's Investors Services, Inc. ("Moody's"). When Penn Capital managed the Fund, the Fund invested in a diversified portfolio of approximately 115 bonds, including bonds rated "B", "BB", "CCC" or lower by S&P, bonds in default, and unrated bonds. Turner does not intend to invest more than 20% of the Fund's assets in bonds that are unrated, rated "CCC" or lower, or in default. This strategy may cause the Fund to earn less income, but also should result in the Fund owning fewer bonds in default (paying no income).

      Bonds rated BB, Ba, B, CCC, CC and C by S&P or Moody's are generally considered to have significant speculative characteristics regarding payment of principal and interest. BB/Ba ratings indicate the least degree of speculation and C indicates the highest. While these bonds may have certain quality and protective characteristics, these may be outweighed by uncertainties as to payment of principal and interest or exposure to adverse conditions.

      Turner intends to select bonds that are part of an issuance of at least $300 million. In contrast, Penn Capital primarily selected bonds from issuances smaller than $300 million. Turner intends to buy a minimum amount of $1 million of bonds of a single issuer, while Penn Capital primarily bought bonds of single issuers in smaller amounts.

      Turner intends to invest no more than 2% of the Fund's assets in any single issuer. The Fund will limit its investment in any one industry to the lesser of 10% of the Fund's assets or two times that industry's weighting in the Merrill Lynch High Yield Index. Turner will continuously review the credit quality of the bonds in the Fund's portfolio, and will sell a bond when the issuer is downgraded, when the industry sector in which the bond belongs is downgraded as a whole, or when the bond's price declines more than 15% as compared to its industry sector.

      RELATED MATTERS/NEW FEES.

      ADMINISTRATOR. SEI Investments Mutual Funds Services ("SEI") currently serves as the Fund's administrator. If shareholders approve Turner as the Fund's new investment adviser, Turner will become the Fund's new administrator, with SEI serving as the Fund's sub-administrator. Under the new administration agreement with Turner, the Fund would pay Turner a HIGHER administrative fee than it pays SEI under the current administration agreement. Under the current administration agreement, the Fund pays SEI a fee of 0.09% for assets in the Fund up to $250 million, 0.07% for the next $250 million, 0.06% for the next $250 million, 0.05% for the next $1.25 billion, and 0.04% for assets over $2 billion. Under the administration agreement with Turner, the Fund pays Turner a fee of 0.15% on Trust assets up to $2 billion, and 0.12% thereafter. The tables below show the current and new expense structure:

      The following table sets forth information about the Fund's current and new expense levels:


----------------------------------------------- -------------------------------- -------------------------------------
                                                         Current Fees                          New Fees
----------------------------------------------- -------------------------------- -------------------------------------
----------------------------------------------- ------------------------------- --------------------------------------
Investment Advisory Fees                                    0.55%                               0.55%
----------------------------------------------- ------------------------------- --------------------------------------
----------------------------------------------- ------------------------------- --------------------------------------
Distribution Fees                                            None                               None
----------------------------------------------- ------------------------------- --------------------------------------
----------------------------------------------- ------------------------------- --------------------------------------
Other Expenses                                              0.83%*                             0.62%*
----------------------------------------------- ------------------------------- --------------------------------------
----------------------------------------------- ------------------------------- --------------------------------------
Total Fund Operating Expenses                              1.38%**                              1.17%***
----------------------------------------------- ------------------------------- --------------------------------------
----------------------------------------------- ------------------------------- --------------------------------------
Fee Waivers/Expense Reimbursements                         (0.70%)                             (0.32%)
----------------------------------------------- ------------------------------- --------------------------------------
----------------------------------------------- ------------------------------- --------------------------------------
Net Total Operating Expenses                                0.68%                               0.85%
----------------------------------------------- ------------------------------- --------------------------------------

*Includes administration fees.
** Penn Capital had contractually agreed to waive fees and reimburse Fund expenses in order to keep the Fund's total operating expenses from exceeding 0.68% through January 31, 2003.
***Turner has contractually agreed to waive fees and reimburse Fund expenses to keep the Fund's total operating expenses from exceeding 0.85% through August 5, 2003. Turner may discontinue this arrangement at any time, but has no present intent to do so.



      The following example is intended to help you compare the cost of investing in the Fund under the current and new fee structure. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Fund would be:*

---------------------------------------------------------------------------------------------------------------------
                                                   CURRENT FEES FOR CLASS I SHARES        NEW FEES FOR CLASS I SHARES
---------------------------------------------------------------------------------------------------------------------
One Year                                                      $  69                                  $  87
---------------------------------------------------------------------------------------------------------------------
Three Years                                                   $ 368                                  $ 340
---------------------------------------------------------------------------------------------------------------------
Five Years                                                    $ 688                                  $ 613
---------------------------------------------------------------------------------------------------------------------
Ten Years                                                     $1597                                  $1392
---------------------------------------------------------------------------------------------------------------------

The example above assumes that you invest $10,000 in the Fund for the time periods indicated and that you sell your shares at the end of the period. The example also assumes that each year your investment has a 5% return, and you reinvest all dividends and distributions. The example is based on Net Total Operating Expenses for the first year and does not reflect any redemption fees (described below). If such fees were included, your costs would be higher.



      REDEMPTION FEE.If Shareholders approve Turner as the Fund's new investment adviser, the Fund may begin to charge a redemption fee, payable at a rate of 2% as a percentage of amount redeemed, on redemptions made within 90 days of purchase. The redemption fee is designed to deter market timing and similar activities of short-term investors that may be detrimental to the Fund and its shareholders. The fee will not be assessed against persons who hold their shares through a single qualified retirement plan or other omnibus account arrangement where the purchase and sale orders of a number of persons are aggregated before being communicated to the Fund. The Fund reserves the right nonetheless to impose the fee on these accounts when a pattern of trading in an account emerges that is harmful to the Fund. The redemption fee will be imposed only if the Board approves it. Currently, the Fund does not impose redemption fees.

      The following table sets forth information about the differences in shareholder fees:

--------------------------------------------------------------------------------
                                         CURRENT FEES                NEW FEES
--------------------------------------------------------------------------------
Redemption Fee                               None                     2.00%*
--------------------------------------------------------------------------------

*     Applies to redemptions made within 90 days of purchase.

      Distributor. SEI Investments Distribution Co. (SIDCO) currently serves as the Fund's distributor. If shareholders approve Turner as the Fund's new investment adviser, Turner Investment Distributors, Inc. ("TID") will serve as the Fund's distributor, under TID's existing distribution agreement with the Trust.

         THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE "FOR" PROPOSAL I.

              GENERAL INFORMATION ABOUT THE TRUST AND OTHER MATTERS

      TRUSTEES AND OFFICERS. Information about the Trust's current Trustees and principal executive officers, including their names, positions with the Trust, and association with the Trust is set forth below:

NAME                    POSITION WITH THE TURNER TRUST
----                    ------------------------------
Robert E. Turner*       Trustee, Chairman of the Board
Janet F. Sansone        Trustee, Audit Committee Member
Dr. John T. Wholihan    Trustee, Audit Committee Member
Alfred C. Salvato       Trustee, Audit Committee Member, Fair Value Pricing
                          Committee Member
Stephen J. Kneeley*     President and Chief Executive Officer
Peter Golden            Controller and Chief Accounting Officer
John H. Grady, Jr.*     Executive Vice President and Secretary

----------
* MR. TURNER, IN HIS ROLE AS A TRUSTEE, IS AN "INTERESTED PERSON" (AS THAT TERM IS DEFINED IN THE 1940 ACT) OF THE TRUST DUE TO HIS ASSOCIATION WITH TURNER. MESSRS. KNEELEY AND GRADY ARE "AFFILIATED PERSONS" (AS THAT TERM IS DEFINED IN THE 1940 ACT) OF THE TRUST AND TURNER.

      ADMINISTRATOR. SEI Investments Mutual Funds Services, One Freedom Valley Drive, Oaks, Pennsylvania 19456, currently serves as the Fund's administrator pursuant to an administrative agreement between the Trust, on the Fund's behalf, and SEI as mentioned above. If shareholders approve Turner as the Fund's new adviser, Turner will become the Fund's new administrator, with SEI expected to serve as sub-administrator.

      DISTRIBUTOR. SIDCO, One Freedom Valley Drive, Oaks, Pennsylvania 19456, an affiliate of SEI, serves as the distributor of the Fund's shares pursuant to a distribution agreement between the Trust, on the Fund's behalf, and SIDCO. SIDCO receives no compensation for distributing Fund shares. If shareholders approve Turner as the Fund's new adviser, TID will become the Fund's new distributor. TID is a wholly owned subsidiary of Turner and would receive no compensation under the new distribution agreement.

      5% SHAREHOLDERS. As of June 17, 2002, the following persons were the only persons who were record owners or, to the knowledge of the Trust, were beneficial owners of 5% or more of the shares of the Fund. The Trust believes that most of the shares referred to below were held by the following persons in accounts for their fiduciary, agency, or custodial customers.

--------------------------------------------------------------------------------
NAME AND ADDRESS OF SHAREHOLDER          NUMBER OF SHARES        PERCENT OF FUND
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      AS OF JUNE 17, 2002, THE TURNER TRUST'S TRUSTEES AND OFFICERS DID NOT OWN ANY FUND SHARES.

      ADJOURNMENT. In the event that sufficient votes in favor of the proposal set forth in the Notice of the Special Meeting are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting. Turner will bear the costs of any adjourned sessions. The persons named as proxies will vote for an adjournment any proxies that they are entitled to vote in favor of the proposal.

      VOTING DETAILS. Each whole share held entitles the Shareholder to one vote for each dollar (carried forward to two decimal places) of net asset value of such share as of the close of business on June 17, 2002, and each fractional share is entitled to a proportionate fractional vote. A majority in interest of the Fund's shares entitled to vote on the proposal constitutes a quorum. Any shareholder who submits a proxy may revoke it at any time before it is exercised by submitting to the Trust a specific written notice of revocation. Abstentions and "broker non-votes" will not be counted for or against the proposal, but will be counted for purposes of determining whether a quorum is present. Abstentions will be counted as votes present for purposes of determining a "majority of the outstanding voting securities" present at the Meeting and will therefore have the effect of counting against the proposal.

      SHAREHOLDER PROPOSALS. The Trust is not required to hold annual shareholder meetings. Shareholders wishing to submit proposals for inclusion or presentation in a proxy statement for a subsequent meeting should send their written proposals to the Secretary of the Trust c/o Turner Investment Partners, Inc., 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312.

      OTHER MATTERS. The Trustees know of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is their intention that proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named in the enclosed proxy.

      SHAREHOLDER REPORTS. THE FUND'S LAST AUDITED FINANCIAL STATEMENTS AND ANNUAL REPORT, FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001, AND THE SEMI-ANNUAL REPORT DATED MARCH 31, 2002, ARE AVAILABLE FREE OF CHARGE. TO OBTAIN A COPY, PLEASE CALL THE FUND TOLL FREE AT 1-800-224-6312, OR SEND A WRITTEN REQUEST TO THE TURNER HIGH YIELD FUND C/O TURNER

INVESTMENT DISTRIBUTORS, INC., 1235 WESTLAKES DRIVE, SUITE 350, BERWYN, PENNSYLVANIA 19312.

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. YOU MAY ALSO VOTE OVER THE INTERNET OR BY TELEPHONE. PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS ON THE PROXY CARD TO UTILIZE THESE METHODS OF VOTING.

                                                                       EXHIBIT A

                                     FORM OF
                          INVESTMENT ADVISORY AGREEMENT
                                  TURNER FUNDS

      AGREEMENT made this _____ day of _____, 2002, by and between Turner Funds, a Massachusetts business trust (the "Trust"), and Turner Investment Partners, Inc. (the "Adviser" or the "Administrator").

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended; and

      WHEREAS, the Trust has retained the Administrator to provide administration of the Trust's operations, subject to the control of the Board of Trustees;

      WHEREAS, the Trust desires to retain the Adviser to render investment management services with respect to the Turner High Yield Fund, formerly the Penn Capital Strategic High Yield Bond Fund (the "Fund"), and such other portfolios as the Trust and the Adviser may agree upon (each a "Fund") and as are set forth in the attached schedule, and the Adviser is willing to render such services:

      NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

      1. DUTIES OF ADVISER. The Trust employs the Adviser to manage the investment and reinvestment of the assets of the Fund, and to continuously review, supervise and (where appropriate) administer the investment program of the Fund, to determine in its discretion (where appropriate) the securities to be purchased or sold, to provide the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's officers and Trustees concerning the Adviser's discharge of the foregoing responsibilities. The retention of a sub-adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement.

            The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for the Fund set forth in the Fund's prospectus and statement of additional information as amended from time to time, and applicable laws and regulations.

            The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel (including any sub-advisers) required by it to perform the services on the terms and for the compensation provided herein. The Adviser will not, however, pay for the cost of securities, commodities, and other investments

            (including brokerage commissions and other transaction charges, if any) purchased or sold for the Trust.

      2. PORTFOLIO TRANSACTIONS. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund and is directed to use its best efforts to obtain the best net results as described from time to time in the Fund's Prospectus and Statement of Additional Information. The Adviser will promptly communicate to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

            It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, by reason of its having directed a securities transaction on the Trust's behalf to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as described from time to time by the Fund's' Prospectus and Statement of Additional Information.

      3. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rate specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule(s), to the assets. The fee shall be based on the average daily net assets for the month involved. The Adviser may, in its discretion and from time to time, waive a portion of its fee. All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

      4. OTHER EXPENSES. The Adviser shall pay all expenses of printing and mailing reports, prospectuses, statements of additional information, and sales literature relating to the solicitation of prospective clients. The Trust shall pay all expenses relating to mailing to existing shareholders prospectuses, statements of additional information, proxy solicitation material and shareholder reports.

      5. EXCESS EXPENSES. If the expenses for the Fund for any fiscal year (including fees and other amounts payable to the Adviser, but excluding interest, taxes, brokerage costs, litigation, and other extraordinary costs) as calculated every business day would exceed the expense limitations imposed on investment companies by any applicable statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale, the Adviser shall bear such excess cost.

            However, the Adviser will not bear expenses of the Fund that would result in the Portfolio's inability to qualify as a regulated investment company under provisions of the Internal Revenue Code. Payment of expenses by the Adviser pursuant to this Section 5 shall be settled on a monthly basis (subject to fiscal year end reconciliation) by a reduction in the fee payable to the Adviser for such month pursuant to Section 3(a) or 3(b) and, if such reduction shall be insufficient to offset such expenses, by reimbursing the Trust.

      6. REPORTS. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

      7. STATUS OF ADVISER. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

      8. CERTAIN RECORDS. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Investment Company Act of 1940 which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

      9. LIMITATION OF LIABILITY OF ADVISER. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 9, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

      10. PERMISSIBLE INTERESTS. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

      11. LICENSE OF ADVISER'S NAME. The Adviser hereby agrees to grant a license to the Trust for use of its name in the Fund's name for the term of this Agreement and such license shall terminate upon termination of this Agreement.

      12. DURATION AND TERMINATION. This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the Fund's outstanding voting securities; provided, however, that if the Fund's shareholders fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act of 1940 and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

            This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the Fund's outstanding voting securities on not less than 30 days nor more than 60 days' written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

            As used in this Section 12, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder; subject to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

      13. NOTICE. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust at 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312, and if to the Adviser at 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312.

      14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      15. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      16. PRIVACY AND CONFIDENTIALITY. Notwithstanding any provision herein to the contrary, each party agrees not to use or disclose nonpublic personal information of customers and consumers of the Fund for any purpose other than performance of its responsibilities and duties under this Agreement or as required or permitted by applicable law, including, without limitation, Regulation S-P of the SEC.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and are not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust. Further, the obligations of the Trust with respect to any one Fund will not be binding on any other Fund.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

TURNER FUNDS, ON BEHALF OF THE HIGH YIELD FUND (FORMERLY, PENN CAPITAL STRATEGIC HIGH YIELD BOND FUND)

By:______________________

Attest: _________________


TURNER INVESTMENT PARTNERS, INC.

By:______________________

Attest: _________________

                         SCHEDULE A DATED ________, 2002
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                               DATED _______, 2002
                                     BETWEEN
                                  TURNER FUNDS
                                       AND
                        TURNER INVESTMENT PARTNERS, INC.

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

FUND                                       FEE (IN BASIS POINTS)
----                                       ---------------------

High Yield Fund (formerly, Penn Capital    0.55% of the average daily net assets
Strategic High Yield Bond Fund)

                                THE TURNER FUNDS
                   SPECIAL MEETING OF THE SHAREHOLDERS OF THE
                           PENN TURNER HIGH YIELD FUND

                  PROXY SOLICITED BY THE BOARD OF TRUSTEES FOR
               THE SPECIAL MEETING OF SHAREHOLDERS, TO BE HELD ON

                                  JULY 31, 2002

The undersigned, hereby appoints John H. Grady and Brian M. Ferko as proxies and each of them, each with full power of substitution, to vote at the Special Meeting of Shareholders of the Turner High Yield Fund, formerly the Penn Capital Strategic High Yield Bond Fund (the "Fund"), a series of the Turner Funds (the "Trust"), to be held at the offices of Turner Investment Partners, Inc. ("Turner") at 1235 Westlakes Drive, Suite 350, Berwyn, Pennsylvania 19312 on July 31, 2002, at 2 p.m. Eastern Time, and any adjournments or postponements of the Special Meeting (the "Meeting") all shares of beneficial interest of the Fund that the undersigned would be entitled to vote if personally present at the Meeting ("Shares") on the proposals set forth below, and in accordance with their own discretion, any other matters properly brought before the Meeting.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE "FOR" THE FOLLOWING
PROPOSAL:

PROPOSAL.         APPROVAL OF TURNER INVESTMENT PARTNERS, INC. ("TURNER") AS THE
                  FUND'S INVESTMENT ADVISER AND AN INVESTMENT ADVISORY AGREEMENT
                  BETWEEN THE TRUST, ON THE FUND'S BEHALF, AND TURNER.

                  |_| FOR       |_| AGAINST       |_| ABSTAIN

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSALS AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting and the proxy statement. Your signature(s) on this proxy should be exactly as your name(s) appear on this proxy. If the shares are held jointly, each holder must sign this proxy. Attorneys-in-fact, executors, administrators, trustees or guardians must indicate the full title and capacity in which they are signing.

Dated: _________, 2002


                                        ________________________________________
                                        Signature of Shareholder


                                        ________________________________________
                                        Signature (Joint owners)

PLEASE DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU ATTEND THE MEETING.

TELEPHONE AND INTERNET VOTING INSTRUCTIONS:

TO VOTE BY TELEPHONE:

1)    READ THE PROXY STATEMENT AND HAVE THIS PROXY CARD AT HAND.

2)    CALL 1-800-690-6903

3) ENTER THE 12-DIGIT CONTROL NUMBER SET FORTH BELOW AND FOLLOW THE SIMPLE INSTRUCTIONS.

TO VOTE BY INTERNET:

1)    READ THE PROXY STATEMENT AND HAVE THIS PROXY CARD AT HAND.

2)    GO TO WEBSITE WWW.PROXYVOTE.COM

3) ENTER THE 12-DIGIT CONTROL NUMBER SET FORTH BELOW AND FOLLOW THE SIMPLE INSTRUCTIONS.

CONTROL NUMBER: XXXXXXXXXXXX